As filed with the Securities and Exchange Commission on March 19, 2010

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

AIR PRODUCTS AND CHEMICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

23-1274455

(I.R.S. Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501

(Address of Principal Executive Offices) (Zip Code)

Air Products and Chemicals, Inc. Long-Term Incentive Plan

(Full Title of the Plan)

Mary T. Afflerbach, Corporate Secretary and Chief Governance Officer

Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, PA 18195-1501

(Name and Address of Agent for Service)

610-481-4911

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Titles of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1	355,099	$74.00	$26,277,326.00	$1,873.58(1)
Options Granted, 12/01/09	1,018,335	$83.60	$85,132,806.00	$6,069.97(2)
	1,373,434		$111,410,132.00	$7,943.55

(1)	The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sales prices of shares of Common Stock on 11 March 2010 (i.e., $74.00 per share).
(2)	The registration fee with respect to these shares has been computed in accordance with paragraph (h) of Rule 457 based upon the stated exercise price of the Options.

Air Products and Chemicals, Inc. (the “Company”), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company, for distribution pursuant to the Long-Term Incentive Plan (the “Plan”). These are securities of the same class as the securities registered on Form S-8, Registration Statement No. 333-103809 for distribution pursuant to the Plan. Accordingly, the contents of Registration Statement No. 333-103809 are incorporated herein by reference. The Company’s report on Form 10-K for the year ended 30 September 2009 and the Form 10-Q for the period ended 31 December 2009 are also incorporated herein by reference.

EXHIBITS

23.	Consent of Independent Registered Public Accounting Firm

24.	Power of Attorney.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 19th day of March 2010.

AIR PRODUCTS AND CHEMICALS, INC.
(Registrant)

By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach*
Corporate Secretary and Chief Governance
Officer

*	Mary T. Afflerbach, Corporate Secretary and Chief Governance Officer, by signing her name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John E. McGlade	Director, Chairman of the Board, President	19 March 2010
John E. McGlade	and Chief Executive Officer (Principal Executive Officer)

/s/ Paul E. Huck	Senior Vice President and	19 March 2010
Paul E. Huck	Chief Financial Officer (Principal Financial Officer)

/s/ M. Scott Crocco	Vice President and Corporate Controller	19 March 2010
M. Scott Crocco	(Principal Accounting Officer)

*	Director	19 March 2010
Mario L. Baeza

*	Director	19 March 2010
William L. Davis, III

*	Director	19 March 2010
Michael J. Donahue

*	Director	19 March 2010
Ursula O. Fairbairn

*	Director	19 March 2010
W. Douglas Ford

*	Director	19 March 2010
Edward E. Hagenlocker

Signature	Title	Date

*	Director	19 March 2010
Evert Henkes

*	Director	19 March 2010
Margaret G. McGlynn

*	Director	19 March 2010
Charles H. Noski

*	Director	19 March 2010
Lawrence S. Smith

EXHIBIT INDEX

Exhibit		Page

23.	Consent of Independent Registered Public Accounting Firm	6

24.	Power of Attorney	7

No opinion of counsel is being filed because the Common Stock to be distributed in connection with the Plan will consist exclusively of previously issued shares that are presently held by the registrant as treasury shares and will not constitute original issuance shares; further, no opinion is being furnished with respect to ERISA compliance because the Plan covered by the registration statement is not subject to the requirements of ERISA.